UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

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FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On January 21, 2005, the Registrant issued a press release reporting its financial results for the period ended December 31, 2004.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 5.05

Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 19, 2005, the Registrant amended its Code of Ethics (and renamed it the Code of Conduct and Ethics).  The amendments expand the scope of the code to incorporate existing conduct policies relating to the Registrant’s primary operating subsidiary, First Bank, and to include the mechanics of the Registrant’s whistle-blower procedures.  While certain amendments relate to elements of the “code of ethics” definition under Securities and Exchange Commission regulations, the Registrant has not amended the substantive nature of those elements as they appeared in the Code of Conduct and Ethics prior to the amendments.  A copy of the Code of Conduct and Ethics is being filed as an exhibit to this report and is incorporated by reference into this Item 5.05.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

14.1

Code of Conduct and Ethics, as amended January 19, 2005

99.1

Press Release dated January 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date:  January 24, 2005

By: /s/ M. Shane Bell

      M. Shane Bell

      Senior Vice President

      and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

14.1

Code of Conduct and Ethics, as amended January 19, 2005

99.1

Press Release dated January 21, 2005